Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned directors of National Interstate Corporation, an Ohio corporation, which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 (or such other form as may be applicable) under the Securities Act of 1933, as amended, with respect to this offering of securities, hereby constitutes and appoints Paul F. Haffner, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign in any and all capacities and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Signature	Title	Date

/s/ Alan R. Spachman Alan R. Spachman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 2, 2007

/s/ Joseph E. Consolino	Director	August 2, 2007
Joseph E. Consolino

/s/ Theodore H. Elliott, Jr.	Director	August 2, 2007
Theodore H. Elliott, Jr.

/s/ Gary J. Gruber	Director	August 2, 2007
Gary J. Gruber

/s/ Keith A. Jensen	Director	August 2, 2007
Keith A. Jensen

/s/ James C. Kennedy	Director	August 2, 2007
James C. Kennedy

/s/ Donald D. Larson	Director	August 2, 2007
Donald D. Larson

/s/ Joel Schiavone	Director	August 2, 2007
Joel Schiavone